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                                                                    EXHIBIT 10.5

                         WAIVER AND SETTLEMENT AGREEMENT

                  THIS WAIVER AND SETTLEMENT AGREEMENT (the "Agreement") is entered into this 30th day of April, 2003, by and among Navidec, Inc. and certain individual Holders ("Holders") of our Series I 5% Convertible Debenture.

                  WHEREAS, the undersigned Holder purchased the portion of the $250,000 Series I 5% Convertible Debenture (the "Debenture") from Navidec on or about November 4, 2002; and

                  WHEREAS, Navidec agreed to amend the Debenture during January of 2003 to provide that the Holder would receive rights if the Holder converted its debenture to Navidec common stock pursuant to the terms of the Debenture prior to the expiration of the Company's Rights Offering which was intended to benefit the Holder; and

                  WHEREAS, as a result of the registration process which had commenced prior to the above-referenced Debenture amendment, the Securities and Exchange Commission raised issues regarding Navidec's ability to rely on its private placement exemption from registration of the Debenture offering to the undersigned Holders which registration violation may provide the undersigned Holders with a right of rescission of their investment in the Debenture.

                  NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties hereto agree as follows:

                  1. Waiver. The undersigned Holder hereby agrees and after due consideration and being provided with an opportunity to discuss with the Holders' advisors, including lawyers, and after reviewing the risk factor contained in the Company's Rights Offering prospectus relating to the possibility of a rescission remedy to the Holder, does hereby waive any right that the Holder may have to rescind the purchase of the Debenture and further agrees to defend and hold Navidec harmless from any liability or expenses caused by the Holder should the Holder subsequently determine to breach this agreement and attempt to enforce rights of rescission.

                  2. Settlement of All Claims. The parties to this Agreement hereby agree to settle and mutually release the other party from any claims that party may have from the beginning of time until the date of this Agreement regarding any transaction relating to the purchase of the Debenture and any amendments to the Debenture and agree to hold the other party harmless from any costs, expenses or claims which the other party may suffer if any party breaches this Agreement and hereafter brings a claim against the other party relating to any right or remedy being waived, released or settled hereby.
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                  Dated this 30th day of April, 2003.


                               NAVIDEC, INC.


                               By:
                                  --------------------------------------------
                                     J. Ralph Armijo, Chief Executive Officer

                               HOLDER:


                               -----------------------------------------------
                               Full Name

                               By:
                                  --------------------------------------------

                               (Authority):
                                           -----------------------------------

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